                                                                    EXHIBIT 13.1

               TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

                                  Certification

      Pursuant to 18 U.S.C. Section 1350, the undersigned, Morris Chang, Chairman and Chief Executive Officer of Taiwan Semiconductor Manufacturing Company Limited (the "Company"), hereby certifies, to his knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2005

                                                 /s/  Morris Chang
                                                 _______________________________
                                                 Name: Morris Chang
                                                 Title: Chairman and Chief
                                                        Executive Officer

      The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.